EXHIBIT 10.1: FORM OF CONVERSION AGREEMENT

CONVERSION AGREEMENT

This Conversion Agreement (“Agreement”) is entered into as of the ____day of September, 2007, by and between Rubber Research Elastomerics, Inc., a Minnesota corporation (the “Company”), and _____________________________________ (the “Note Holder”).

RECITALS:

A. The Note Holder is the holder of one or more convertible promissory notes listed in Section 1 below (the “Notes”) issued by the Company, which Notes, by their terms, are convertible into shares of Common Stock of the Company. The Note Holder desires to convert the Notes into capital stock of the Company.

B. The Company does not currently have a sufficient number of authorized but unissued shares of Common Stock for issuance upon conversion of the Notes held by the Note Holder and similar convertible promissory notes issued to other persons.

C. The Company has offered the Note Holder the opportunity to convert the Notes into a new series of capital stock designated “8.5% Convertible Preferred Stock”. The Note Holder desires to accept such offer.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises of the parties hereto, the Company and the Note Holder agree as follows:

1. Note(s) to Be Converted. The Company and the Note Holder hereby agree that the Note Holder is the holder of the following Note(s), and that the unpaid principal balance of each Note and the accrued but unpaid interest thereon as of the date of this Agreement are as follows (note that, if the Note Holder is converting more than 5 Notes, please enter the additional notes on Schedule A and enter the total amounts for the notes as indicated below:

Date Issued	Principal Amount	Accrued Interest	Total

Total amount to be converted from this page:
Total amount from Notes (if any) entered on Schedule A

2. Conversion of Notes. The Note Holder hereby elects to convert the entire principal balance of the Notes and all accrued and unpaid interest thereon, into shares of 8.5% Convertible Preferred Stock (the “Preferred Shares”) at a conversion price of $0.42 per share, effective as of the date of this Agreement (the “Conversion”). The Note Holder agrees to accept such Preferred Shares in full satisfaction of the Notes, including all accrued interest thereon, in lieu of payment in cash. The Company hereby agrees to issue the Preferred Shares to the Note Holder effective as of the date hereof. The number of Preferred Shares issuable to the Note Holder upon the Conversion of the Notes is as follows:

Total amount to be converted
Conversion price	$0.42	per share
Number of Preferred Shares to be issued		shares

The Preferred Shares shall be issued in the name set forth on the signature page to this Agreement.

3. Investment Representations by Note Holder. The Note Holder hereby represents and warrants to the Company as follows:

(a) The Preferred Shares are being acquired for the account of the Note Holder, and the Note Holder has no present intention of offering, selling, transferring or otherwise disposing of the Preferred Shares or the shares of Common Stock issuable upon conversion or exercise thereof.

(b) The Note Holder realizes that (i) the Preferred Shares or the shares of Common Stock issuable upon conversion or exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and such state laws or exemptions from such registration are available and (ii) the restrictions on transferability of the Preferred Shares or the shares of Common Stock issuable upon conversion or exercise thereof will be noted by a legend placed on the certificates(s) representing such securities, containing substantially the following language:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and have not been registered under any state securities law. They may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws.

(c) The Note Holder will not sell, transfer or otherwise dispose of the Preferred Shares or shares of Common Stock issuable upon conversion or exercise thereof, unless either:

(i) a registration statement under the Act covering such Preferred Shares or such shares of Common Stock issued or issuable upon conversion or exercise thereof which are to be so offered, sold, transferred or otherwise disposed of has become effective; or

(ii) the Note Holder has received the opinion of counsel acceptable to the Company, such opinion to be in writing and addressed to the Company, that the proposed offer, sale, transfer or other disposition of the Preferred Shares or the shares of Common Stock issued or issuable upon conversion or exercise thereof are exempt from the registration provisions of the Act.

(d) The Note Holder understands that there is no market for the Preferred Shares, that there are significant restrictions on the transferability of the Preferred Shares under applicable securities laws, and that for these and other reasons, the Note Holder may not be able to liquidate an investment in the Preferred Shares for an indefinite period of time, or at all.

(e) In connection with the issuance of the Preferred Shares as contemplated by this Agreement, the Note Holder represents that he or she is an “accredited investor” within the meaning of the Act.

(f) The Note Holder is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Preferred Shares. The Note Holder understands that an investment in the Preferred Shares is highly speculative and involves a high degree of risk and that the Note Holder may lose his or her entire investment.

(g) In connection with the Conversion and the issuance of the Preferred Shares as contemplated by this Agreement, the Note Holder has been given access to information regarding the Company and its operations (including the opportunity to communicate with Company representatives) and has utilized such access to his or her satisfaction (or waived the opportunity to do so) for the purpose of obtaining or verifying information about the Company.

4. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

COMPANY:	RUBBER RESEARCH ELASTOMERICS, INC.

By:
Fred J. Stark, Jr. President and Chief Executive Officer

NOTE HOLDER:

Name of Note Holder (typed or printed)

Signature

Preferred Holder Information:

The Preferred Shares shall be issued
in the following name(s):	_________________________________________

The preferred holder’s address is:	_________________________________________
_________________________________________
_________________________________________
The preferred holder’s social security or
tax I.D. number is:	_________________________________________

The Preferred Shares are to be registered in the
following form of ownership (check one):

Individuals:	___ Individual Ownership
___ Joint Tenants with Right of Survivorship
___ Tenants in Common

Entities:	___ Partnership
___ Limited Liability Company
___ Corporation
___ IRA Trust Account
___ Other: __________________________

Schedule A

List of additional Note(s) to be converted

Date Issued	Principal Amount	Accrued Interest	Total

Total amount from Notes (if any) entered on this Schedule A
Total amount from Notes entered on page 1
Total amount from all Notes to be converted (enter here and in the space for “Total amount to be converted” on page 1).

Instructions: Please enter the first 5 notes on page 1 and any additional notes in the table above. If you have entered notes on this Schedule A, please compute the subtotal for Schedule and enter where indicated on this page and on page 1. Add the two subtotals to enter “total amount from all Notes…” above, and enter this same grand total under “Total amount to be converted near the bottom of page 1.